LIONBRIDGE REPORTS Q3 REVENUE OF $99.2 MILLION, GAAP EPS OF ($0.07) AND NON-GAAP
EARNINGS OF $0.04

Pipeline of New Business and Accelerated Cost Actions Indicate Solid Revenue and Profit Growth for
FY 2011

WALTHAM, Mass. – November 04, 2010 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2010. Financial and business highlights for the third quarter include:

•	Revenue of $99.2 million, an increase of $1.4 million from the quarter ended September 30, 2009, reflecting a negative currency impact and slower release cycles from top customers. In constant currency with Q3 of 2009, the Company’s revenue grew $4.3 million year-on-year.

•	For the nine months ended September 30, 2010, the Company delivered revenue of $304.9 million, an increase of $20.6 million, or 7% from the same period of 2009. In constant currency with the first nine months of 2009, the Company’s revenue grew $22.9 million or 8% year-on-year.

•	Q3 GAAP net loss of $3.8 million, or ($0.07) per share based on 56.8 million basic common shares outstanding. GAAP net loss includes restructuring expense of $4.0 million or $0.07 per share.

•	Q3 Non-GAAP earnings of $2.4 million or $0.04 per share. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $800,000 during the quarter.

•	The Company continues to be net cash positive with an ending cash balance of $29.5 million and long-term debt of $24.7 million as of September 30, 2010.

•	Lionbridge secured several new client programs during the quarter, including contracts with a market-leading pharmaceutical company, a global provider of IT management software and a mobile cell phone provider. The Company also participated in the launch of one of the most visible online store launches in China for a global leader in personal computing and digital media.

The Company also announced two updates as part of its software-as-a-service products strategy:

•	A worldwide leader in networking will be the first beta participant for Lionbridge’s real time translation platform, an automated machine translation technology based on Lionbridge’s partnership with IBM announced earlier this year. The Company expects to add additional beta participants through the end of this year and to announce general availability for the platform in early 2011.

•	Lionbridge’s Translation Workspace™ translation productivity platform is also gaining market adoption. More than 2200 translators and agencies in over 80 countries have adopted Translation Workspace as their language productivity platform since its initial launch in April of this year. The Company expects adoption of Translation Workspace to continue to accelerate as more translators and agencies realize the benefits of the industry’s only real time, live asset management system.

“We are balancing our clients’ release cycle rhythms with new revenue momentum across industry sectors. And our new SaaS-based custom real time translation technology is gaining traction with several beta participants in process,” said Rory Cowan, CEO, Lionbridge. “With a growing base of recurring revenue clients, increasing interest in our new enterprise language platform, and accelerating cost actions we are confident in our prospects for top line growth and profit expansion in 2011 and beyond.”

The Company provided updated revenue expectations for the fourth quarter with estimated revenue of $98 — $102 million. This reflects expectations for a slower product release cycle of select top clients in the quarter.

The Company provided a preliminary outlook for revenue growth for FY 2011 with estimated top line growth of 5-10% over expected FY 2010 revenue.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet by accessing www.lionbridge.com/webcast/Q32010

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share, are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer demand for the Company’s services and technology, profitability, and expected revenue and earnings growth of Lionbridge in the fourth quarter of 2010 and FY 2011. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services and technologies, by customers and prospective customers; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace; the cost, complexity, timing and speed of development and commercialization activities associated with real-time machine translation technology initiatives and customer and user acceptance of such technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services and its ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and real-time translation software; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue ........................................	$99,221	$97,822	$304,873	$284,253
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) .........................................................	67,564	67,384	206,152	194,260
Sales and marketing.........................................................	8,190	6,921	22,623	21,636
General and administrative................................................	18,032	17,909	55,522	55,154
Research and development...................................................	1,021	919	2,731	3,200
Depreciation and amortization............................................	1,266	1,155	3,571	3,450
Amortization of acquisition-related intangible assets..................	1,223	1,380	3,669	4,140
Merger, restructuring and other charges.................................	4,026	1,340	5,881	3,978

Total operating expenses.............................................	101,322	97,008	300,149	285,818

Income (loss) from operations......................................................	(2,101)	814	4,724	(1,565)
Interest expense:
Interest on outstanding debt .............................................	191	426	770	1,428
Amortization of deferred financing costs and discount on debt ......	199	44	287	133
Interest income .....................................................................	30	19	63	98
Other expense, net ..................................................................	1,607	2,990	1,150	3,715

Income (loss) before income taxes................................................	(4,068)	(2,627)	2,580	(6,743)
Provision for (benefit from) income taxes........................................	(295)	(1,612)	1,318	(404)

Net income (loss) ...................................................................	$(3,773)	$(1,015)	$1,262	$(6,339)

Net income (loss) per share of common stock:
Basic	$(0.07)	$(0.02)	$0.02	$(0.11)
Diluted	$(0.07)	$(0.02)	$0.02	$(0.11)
Weighted average number of common shares outstanding:
Basic	56,814	56,099	56,606	55,993
Diluted	56,814	56,099	59,240	55,993

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents...................................................	$29,450	$27,432
Accounts receivable, net of allowances of $500 at September 30, 2010 and December 31, 2009 ....................................	52,580	55,501
Unbilled receivables.........................................................	21,320	17,246
Other current assets.........................................................	10,034	8,290

Total current assets...................................................	113,384	108,469
Property and equipment, net......................................................	16,612	12,681
Goodwill ............................................................................	9,675	9,675
Other intangible assets, net......................................................	10,811	14,480
Other assets........................................................................	7,639	7,414

Total assets.........................................................	$158,121	$152,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.........................................................	$18,107	$20,831
Accrued compensation and benefits....................................	19,160	16,524
Other accrued expenses and current liabilities........................	25,631	23,448
Deferred revenue.........................................................	8,735	11,484

Total current liabilities.............................................	71,633	72,287
Long-term debt..................................................................	24,700	24,700
Deferred income taxes, long-term...................................................	643	643
Other long-term liabilities.........................................................	15,023	14,060

Total stockholders’ equity .........................................................	46,122	41,029

Total liabilities and stockholders’ equity............................	$158,121	$152,719

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss) ........................................	$(3,773)	$(1,015)	$1,262	$(6,339)
Amortization of acquisition-related intangible assets......................	1,223	1,380	3,669	4,140
Stock-based compensation...................................................	970	696	2,964	2,779
Merger, restructuring and other charges.................................	4,026	1,340	5,881	3,978

Adjusted earnings.........................................................	$2,446	$2,401	$13,776	$4,558

Fully diluted weighted average number of common shares outstanding	59,695	57,160	59,240	56,384
Adjusted EPS	$0.04	$0.04	$0.23	$0.08

Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com